14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SCP Pool Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCP POOL CORPORATION

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of SCP Pool Corporation:

        The annual meeting of stockholders of SCP Pool Corporation (the “Company”) will be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, TX 75201, on Tuesday, May 9, 2006, at 9:00 a.m., Central Time, for the following purposes:

1.	To elect eight persons to serve as directors on the Company’s Board of Directors for a one-year term or until their successors have been elected and qualified;

2.	To approve the Strategic Plan Incentive Plan of SCP Pool Corporation;

3.	To ratify the retention of Ernst & Young, LLP, certified public accountants, as the Company’s independent auditors for the 2006 fiscal year; and

4.	To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

        The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has set March 13, 2006, as the record date for the meeting. This means that only record owners of the Company’s Common Stock at the close of business on that date are entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Jennifer M. Neil

Jennifer M. Neil, Secretary

Covington, Louisiana
April 3, 2006

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR, IF AVAILABLE, TO USE TELEPHONE OR INTERNET VOTING. SEE “VOTING PROCEDURES” FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET.

SCP POOL CORPORATION

109 Northpark Boulevard
Covington, Louisiana 70433-5001

PROXY STATEMENT

        We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of SCP Pool Corporation (the “Company”) for use at the 2006 annual meeting of our stockholders to be held on May 9, 2006, at 9:00 a.m., Central Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, TX 75201. This Proxy Statement is first being mailed to stockholders on or about April 3, 2006.

Voting Procedures

        Only holders of record of the Company’s common stock, $0.001 par value per share (“Common Stock”), at the close of business on March 13, 2006, are entitled to notice of and to vote at the Meeting. On March 13, 2006, we had outstanding 52,788,055 shares of Common Stock, each of which is entitled to one vote.

        The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Meeting. If a quorum is present, (1) directors will be elected by a plurality vote; and (2) the approval of the Strategic Plan Incentive Plan (the “Plan”) and the ratification of the retention of the independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting.

        Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, that may properly come before the Meeting or other matters incident to the conduct of the Meeting. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

        Abstentions will be treated as present both for purposes of determining a quorum and with respect to the approval of the Plan and the ratification of the independent directors.  Accordingly, abstentions will have no effect on the election of directors, but will have the effect of a vote against the approval of the Plan and the ratification of the independent auditors.

        A “broker non-vote” occurs when a nominee (such as a broker or bank) holding shares in “street name” as the registered holder for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the matter and has not received voting instructions from the beneficial owner.  Broker non-votes will be treated as not present and not cast for purposes of determining a quorum and with respect to all matters brought before the Meeting. Accordingly, broker non-votes will have no effect on the election of directors, the approval of the Plan, or the ratification of the independent auditors.

        If you come to the Meeting, you can, of course, vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name. If you do not come to the Meeting, your shares can be voted only if you have returned a properly executed proxy. If you hold your shares through a record holder, such as a bank, broker or other nominee, you must provide voting instructions to the record holder; obtain a proxy issued in your name from such record holder; or if your record holder makes telephone or internet voting available, follow the internet or telephone voting instructions the record holder will enclose with this proxy statement.

        If you execute and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. You can revoke your authorization at any time before the shares are voted at the Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. Your proxy will also be deemed revoked with respect to any matter on which you vote in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted in favor of the election of each of the nominees, approval of the Plan and the ratification of the independent auditors.

Solicitation

        The Company will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting materials to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting. Certain employees of the Company, who will receive no additional compensation for their services, may also solicit proxies by telephone, facsimile or electronic mail.

ELECTION OF DIRECTORS
(Proposal 1)

General

        The Company’s By-laws, as amended, provide that the size of the Board shall be fixed from time to time by resolution of the Board and that vacancies on the Board may be filled by a majority of the directors then in office.

        At the Meeting, eight directors are to be elected to one-year terms, each to hold office until his successor is elected and has qualified. Unless authority to vote for the election of directors is withheld by appropriate designation on the proxy, the proxies solicited hereby will be voted FOR the election of each nominee. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company’s By-laws, as amended, directors are elected by plurality vote.

Information about the Company’s Directors

        The following information sets forth, as of February 20, 2006, certain information about the Company’s directors, all of whom have been nominated for election to the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

WILSON B. SEXTON	Director since 1993
Prosper, Texas	Age 69

Mr. Sexton has been the Chairman of the Board and a director of the Company since 1993. From May 2001 to the present, Mr. Sexton has been employed by the Company primarily in the area of investor relations. From January 1999 to May 2001, Mr. Sexton served as Chief Executive Officer of the Company. Presently, Mr. Sexton also serves as a director of Beacon Roofing Supply, Inc.

ANDREW W. CODE	Director since 1993
Chicago, Illinois	Age 47

Mr. Code has been a partner of Code Hennessy and Simmons LLC, a Chicago-based, private equity firm, for more than five years.

Chairman of the Compensation Committee of the Board of Directors of the Company.

JAMES J. GAFFNEY	Director since 1998
Los Angeles, California	Age 65

Mr. Gaffney presently serves as a member of various public and private boards of directors, including service as Chairman of the Board of Directors of Imperial Sugar Company and as a director of Beacon Roofing Supply, Inc. and Carmike Cinemas, Inc. From 1997 through 2003, Mr. Gaffney served as Vice Chairman of the Board of Viking Pacific Holdings, Ltd. and Chairman of the Board of Vermont Investments, Ltd., a New Zealand-based conglomerate, and provided consulting services to GS Capital Partners II, L.P. (a private investment fund affiliated with Water Street Corporate Recovery Fund I, L.P. and Goldman, Sachs & Co.) and other affiliated investment funds.

Chairman of the Nominating and Corporate Governance Committee and member of the Audit Committee of the Board of Directors of the Company.

GEORGE T. HAYMAKER, JR	Director since 2004
San Francisco, California	Age 68

Since 2000, Mr. Haymaker has served as the non-executive Chairman of Safelite Group, Inc., an auto glass and claims management service organization. Mr. Haymaker also serves as non-executive Chairman of the Board of Kaiser Aluminum Corporation (“Kaiser”), having served in that position since October 2001 and presently serves as a director of Flowserve Corporation and Hayes Lemmerz International, Inc.

Member of the Compensation Committee of the Board of Directors of the Company.

MANUEL J. PEREZ DE LA MESA	Director since 2001
Covington, Louisiana	Age 48

Mr.  Perez de la Mesa has been Chief Executive Officer of the Company since May 2001 and has also been the President of the Company since February 1999. Mr. Perez de la Mesa served as Chief Operating Officer of the Company from February 1999 to May 2001. Mr. Perez de la Mesa is also a director of American Reprographics Company.

HARLAN F. SEYMOUR	Director since 2003
Glen Allen, Virginia	Age 56

Mr.  Seymour has conducted personal investments and business advisory services through HFS LLC, of which he is the sole executive officer, since March 2001. From June 2000 through March 2001, he served as Executive Vice President of ENVOY Corporation, which became a wholly-owned subsidiary of Quintiles Transnational Corp. in March 1999. From March 1999 to June 2000, he served as an independent consultant to ENVOY Corporation. Mr. Seymour also presently serves as Chairman of the Board of Transaction Systems Architects, Inc.

Member of the Strategic Planning Committee, the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

ROBERT C. SLEDD	Director since 1996
Richmond, Virginia	Age 53

Mr.  Sledd has served as the Chief Executive Officer of Performance Food Group Company (“PFG”) since 2004 and as Chairman of the Board of Directors of PFG since February 1995. Mr. Sledd has served as a director of PFG since 1987 and also served as Chief Executive Officer of PFG from 1987 to 2001.

Member of the Audit Committee and the Compensation Committee of the Board of Directors of the Company.

JOHN E. STOKELY	Director since 2000
Glen Allen, Virginia	Age 53

Mr.  Stokely has served as President of JES, Inc., an investment and consulting firm, since August 1999. From January 1997 to August 1999, Mr. Stokely was the President, Chief Executive Officer and Chairman of the Board of Directors of Richfood Holdings, Inc., a food retailer and wholesale grocery distributor that merged with Supervalu, Inc. in August 1999. Mr. Stokely is also a director of PFG, O’Charleys, Inc. and Transaction Systems Architects, Inc.

Lead Independent Director, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee of the Board of Directors of the Company.

The Board of Directors unanimously recommends that the Company’s stockholders vote “FOR” the election of the nominees.

Information about Executive Officers

        The following information sets forth, as of February 20, 2006, certain information about the Company’s 2005 executive officers who do not serve on the Board, all of whom are expected to remain in their current positions following the Meeting.

A. DAVID COOK	Age 50

Mr.  Cook has served as a Vice President of the Company since February 1997 and from December 1993 until February 1997, served as the Director of National Sales Development for the Company’s principal operating subsidiary.

MARK W. JOSLIN	Age 46

Mr.  Joslin has served as Vice President, Chief Financial Officer of the Company since August 2004. From December 2002 until August 2004, he served as Vice President of Corporate Development for Eastman Chemical Company (“Eastman”). From October 1999 to December 2002, he held the position of Vice President and Corporate Controller for Eastman. Prior to October 1999, Mr. Joslin was employed as the Chief Financial Officer, Treasurer and Secretary of Lawter International.

JOHN M. MURPHY	Age 45

Mr.  Murphy has served as a Vice President of the Company since February 1997 and from December 1993 until February 1997, served as Director of Marketing for the Company’s principal operating subsidiary.

STEPHEN C. NELSON	Age 59

Mr.  Nelson has served as a Vice President of the Company since May 2002 and as General Manager since June 1998.

RICHARD P. POLIZZOTTO	Age 64

Mr.  Polizzotto has served as Vice President of the Company since May 1995.

CHRISTOPHER W. WILSON	Age 51

Mr.  Wilson has served as Vice President of the Company since May 2002 and as General Manager since March 1998.

Other Information about the Board of Directors and its Committees

        The Board of Directors held six meetings in 2005. During the last full fiscal year, each director attended 75% or more of the total number of Board meetings. During 2005, each director attended 75% or more of the total number of meetings held by all committees of the Board on which he served, except Mr. Sledd who attended one of the two Compensation Committee meetings. The Board has determined that each member of the Board, other than Messrs. Perez de la Mesa and Sexton, meets the definition of “independent director” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”). Mr. Stokely has been designated by the Board as its lead independent director and as such, Mr. Stokely will preside at any meetings of the Board’s independent directors and perform such other functions as the Board may direct, including recommending agenda items for Board meetings. The Board’s independent directors regularly meet in executive session at the end of each Board and committee meeting.

        In 2005, each non-employee director was paid an annual retainer of $8,000. Each non-employee director also received an attendance fee of $4,000 for each Board meeting attended, $2,000 for each committee meeting attended, except that the chair of each committee received an attendance fee of $4,000 for each committee meeting attended, and $1,000 for each scheduled telephone meeting attended. In 2006, the annual retainer for the Board’s lead independent director was increased to $15,000. In 2005, the Company’s Chairman, Mr. Sexton, who is employed by the Company primarily in the area of investor relations, received cash compensation of $150,000, a vehicle allowance of $1,200 per month, and an award of 12,000 stock options for both his service as Chairman and for his work in investor relations. He also participates in the Company’s 401(k) Plan, Deferred Compensation Plan and medical, dental and long-term disability programs on the same basis as other officers of the Company. Mr. Sexton’s 2006 cash compensation is currently set at $75,000. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

        Under the SCP Pool Corporation 1996 Non-Employee Directors Equity Incentive Plan, as amended and restated (the “Director’s Plan”), upon election and each year thereafter, each non-employee director is granted an option to purchase 8,500 shares of Common Stock. Except under certain limited circumstances, no options granted pursuant to the Director’s Plan become exercisable earlier than one year after the date of grant. The option price per share of Common Stock under the Director’s Plan is equal to 100% of the fair market value of the Common Stock at the date of grant. Each option granted under the Director’s Plan is exercisable for ten years after the date of grant. Non-employee directors may elect to receive additional shares of Common Stock under the Director’s Plan in lieu of the cash compensation otherwise due them.

        Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board in care of the Company’s Corporate Secretary at 109 Northpark Boulevard, Covington, Louisiana 70433. Communications are distributed to the Board, or to a specific member of the Board, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as junk mail, mass mailings, resumés and other forms of job inquiries, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable may be excluded.

        The Company encourages each member of its Board of Directors to attend the Annual Meeting of the Company’s Stockholders. All of the Company’s directors attended the 2005 Annual Meeting.

        The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s employees, officers (including the Company’s principal executive officer and principal financial officer) and directors. The Company’s Code of Business Conduct and Ethics is posted on the Company’s website at www.poolcorp.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at 109 Northpark Boulevard, Covington, Louisiana 70433.

        The Board presently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategic Planning Committee described as follows:

        Audit Committee. The Audit Committee assists the Board in monitoring (1) management’s process for ensuring the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors and (4) management’s process for ensuring the Company’s compliance with legal and regulatory requirements. The Audit Committee’s specific responsibilities are set forth in its written charter, a copy of which is included as Appendix A and posted on the Company’s website at www.poolcorp.com. The Board of Directors has determined that each member of the Audit Committee meets the definition of an “independent director” as defined by applicable Securities and Exchange Commission (“SEC”) rules and NASD Rules 4200(a)(15) and 4350(d)(2)(A), and that Messrs. Stokely, Gaffney and Sledd qualify as “audit committee financial experts” as defined by SEC rulemaking and NASD Rule 4350(d)(2)(A). During 2005, the Audit Committee held eight meetings.

        Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the compensation of officers of the Company and the Company’s compensation policies and practices. The Compensation Committee’s specific responsibilities are set forth in its written charter, a copy of which is included as Appendix B and posted on the Company’s website at www.poolcorp.com. The Board of Directors has determined that each member of the Compensation Committee meets the definition of an “independent director” as defined by NASD Rule 4200(a)(15). The Compensation Committee met two times during 2005.

        Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s primary purpose is to provide oversight on a broad range of issues surrounding the composition of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders, and assisting the Board in the areas of committee member selection, evaluation of the overall effectiveness of the Board and committees of the Board, and review and consideration of corporate governance practices. The Nominating and Corporate Governance Committee has the authority to recommend to the Board candidates for Board membership. Stockholders may also make recommendations for director nominations by sending a letter to the Nominating and Corporate Governance Committee in care of the Company’s Corporate Secretary at 109 Northpark Blvd., Covington, Louisiana 70433, or may make a nomination by complying with the notice procedures set forth in the Company’s By-laws, as amended. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, a copy of which is included as Appendix C and posted on the Company’s website at www.poolcorp.com. The Board of Directors has determined that each member of the Nominating and Corporate

Governance Committee meets the definition of an “independent director” as defined by NASD Rule 4200(a)(15). The Nominating and Corporate Governance Committee met two times during 2005.

        When identifying, evaluating and considering potential candidates for membership on the Company’s Board, including those recommended or nominated by stockholders, the Nominating and Corporate Governance Committee considers relevant educational, business and industry experience and demonstrated character and judgment. The Nominating and Corporate Governance Committee also considers such things as whether the nominee is independent for Nasdaq purposes and for incumbent directors whose terms are set to expire, the director’s overall service to the Company during his term, including the number of meetings attended, level of participation and quality of performance.

        Strategic Planning Committee. In 2005, the Board established the Strategic Planning Committee and designated Mr. Seymour to serve as the initial committee member.  The Strategic Planning Committee performs such duties as may be from time to time delegated by the Board of Directors concerning the Corporation’s strategic planning activities, including assisting senior management in its analysis and preparation of a strategic plan for the Company, and reporting and making recommendations to the Board of Directors concerning same.  During 2005, the Strategic Planning Committee held five meetings.

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of February 20, 2006 (except as otherwise indicated), certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executive Officers (as defined below in “Executive Compensation”), (ii) each director of the Company, (iii) all of the Company’s directors and executive officers as a group and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all as in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Based on information furnished to the Company by such stockholders, unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.

			Percentage of
	Number of Shares		Outstanding
Name of Beneficial Owner	Beneficially Owned		Common Stock
Wilson B. Sexton	1,214,437	(1)	2.27%
Andrew W. Code	195,561	(2)	*
James J. Gaffney	91,000	(3)	*
George T. Haymaker, Jr	21,250	(4)	*
Manuel J. Perez de la Mesa	1,171,446	(5)	2.19%
Harlan F. Seymour	40,375	(6)	*
Robert C. Sledd	386,743	(7)	*
John E. Stokely	91,563	(8)	*
A. David Cook	209,739	(9)	*
Mark W. Joslin	7,500		*
John M. Murphy	326,101	(10)	*
Christopher W. Wilson	54,624	(11)	*
Morgan Stanley	3,092,037	(12)	5.87%
Select Equity Group, Inc.	3,848,223	(13)	7.31%
T. Rowe Price Associates, Inc.	2,742,196	(14)	5.21%
TimesSquare Capital Management, LLC	4,514,253	(15)	8.57%
All executive officers and directors as a group (14 persons)	4,163,841	(16)	7.55%

_________________

*  Less than one percent.

1.

Includes (i) 780,514 shares that may be acquired upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006 all of which are held by a trust for which Mr. Sexton serves as trustee for the benefit of his adult children; (ii) 30,500 shares held directly by a charitable foundation over which Mr. Sexton has voting and investment power with respect to such shares; and (iii) 402,729 shares held by a trust for which Mr. Sexton serves as trustee for the benefit of his adult children.

2.

Includes (i) 8,500 shares that Mr. Code has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006, (ii) 30,822 shares held directly by a charitable foundation of which Mr. Code is a director, President and the sole member (although neither Mr. Code nor any members of his immediate family have a pecuniary interest in such shares), and (iii) 6,830 shares held by Mr. Code as custodian for his minor children under the Uniform Gifts to Minors Act.

3.

Includes 40,375 shares that Mr. Gaffney has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006.

4.

Includes 21,250 shares that Mr. Haymaker has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006.

5.

Includes 759,375 shares that Mr. Perez de la Mesa has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006. Also includes 13,266 shares beneficially owned by Mr. Perez de la Mesa’s wife and children and 359,475 shares held by an irrevocable trust for which Mr. Perez de la Mesa is the beneficiary.

6.

Includes 40,375 shares that Mr. Seymour has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006.

7.

Includes 202,098 shares that Mr. Sledd has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006. Also includes 102,937 shares that are held in three trusts for the benefit of Mr. Sledd’s children, for which Mr. Sledd serves as the trustee.

8.

Includes 88,188 shares that Mr. Stokely has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006.

9.	Includes 109,687 shares that Mr. Cook has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006.
10.

Includes 117,657 shares that Mr. Murphy has the right to acquire upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006.

11.	Includes 39,233 shares that Mr. Wilson has the right to acquire upon exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006.
12.

Based upon such holder’s Schedule 13G filed with the SEC on February 15, 2006. Morgan Stanley is the parent company of, and indirect beneficial owner of the shares held, by one of its business units. Accounts managed on a discretionary basis by Morgan Stanley are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the shares. No account holds more than 5% of the class. The business address of Morgan Stanley is 1585 Broadway, New York, New York 10036.

13.

Based upon such holder’s Schedule 13G/A filed with the SEC on February 15, 2006. Select Equity Group., Inc., a New York corporation, (“Select”), and Select Offshore Advisors, LLC, a New York limited liability company, (“Select Offshore”) are the beneficial owners of the 3,848,223 shares. As the President and controlling shareholder of Select and the Manager of Select Offshore, George S. Loening has the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 3,848,223 shares owned by Select and Select Offshore. Accordingly, Mr. Loening may be deemed to be the beneficial owner of the 3,848,223 shares. Various other persons have the right to receive or the power to direct the receipt of dividends from, or proceeds from sale of, the shares. However, no such other person’s interest in such securities relates to more than 5% of the class. The business address of Select, Select Offshore and Mr. Loening is 380 Lafayette Street, 6th Floor, New York, New York 10003.

14.

Based upon such holder’s Schedule 13G/A filed with the SEC on February 14, 2006. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in Price Associates’ individual and institutional clients and any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Not more than 5% of the shares are owned by any one client subject to the investment advice of Price Associates. The business address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

15.

Based upon such holder’s Schedule 13G filed with the SEC on February 10, 2006. All of the shares reported are owned by investment advisory clients of TimesSquare Capital Management, LLC, a Delaware limited liability company (“TimesSquare”) and such clients have the right to receive dividends from and proceeds from the sale of such shares. To TimeSquare’s knowledge, the interest of no one of the clients relates to more than 5% of the class. In its role as investment adviser, TimesSquare has voting power with respect to 3,791,025 shares and dispositive power with respect to all 4,514,253 shares. The business address of TimesSquare is Four Times Square, 25th Floor, New York, New York 10036.

16.

Includes 242,788 shares that such persons have the right to receive upon the exercise of presently exercisable options or the exercise of options which will become exercisable on or before April 20, 2006. Also includes 9,437 shares held in a family trust and 34,241 shares held by family members of such persons.

_________________

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid for each of the three years ended December 31, 2005, December 31, 2004 and December 31, 2003, to the Company’s Chief Executive Officer and each of its four other most highly compensated executive officers (collectively, the “Named Executive Officers”).

						Long-Term Compensation
	Annual Compensation					Awards
						Restricted	No. of Shares
				Other		Stock	Underlying	All
				Annual		Awards(1)	Options	Other
Name and Principal Position	Year	Salary	Bonus	Compensation		($)	Granted	Compensation
Manuel J. Perez de la Mesa	2005	350,000	332,500	--		--	60,000	22,293	(3)
President and Chief Executive Officer	2004	347,752	335,000	1,140,219	(2)	--	75,000	13,782
	2003	304,596	255,000	--		--	90,000	8,113

A. David Cook	2005	200,000	190,000	--		--	18,000	13,026	(4)
Vice President	2004	193,465	190,000	--		162,525	15,000	13,002
	2003	179,731	169,200	--		--	33,750	7,453

Mark W. Joslin	2005	200,000	176,900	--		--	22,500	14,797	(5)
Vice President and Chief Financial Officer	2004	80,772	100,000	--		199,050	22,500	412
	2003	--	--	--		--	--	--

John M. Murphy	2005	200,000	182,000	--		--	18,000	14,559	(6)
Vice President	2004	196,899	190,000	--		162,525	15,000	13,782
	2003	179,731	168,300	--		--	33,750	8,113

Christopher W. Wilson	2005	170,000	144,500	--		--	9,000	9,601	(7)
Vice President	2004	168,283	162,000	--		65,010	6,000	13,002
	2003	159,508	142,450	--		--	13,500	7,453

_________________

1.

As of December 31, 2005, based on the $37.22 market value per share of the Common Stock of such date (a) Mr. Cook held 7,500 shares of restricted stock, the aggregate value of which was $279,150; (b) Mr. Joslin held 7,500 shares of restricted stock, the aggregate value of which was $279,150; (c) Mr. Murphy held 7,500 shares of restricted stock, the aggregate value of which was $279,150; and (d) Mr. Wilson held 3,000 shares of restricted stock, the aggregate value of which was $111,660. Dividends are paid on the restricted stock at the same rate and at the same time as paid to all stockholders.

2.

On May 6, 2004, the Compensation Committee authorized the reimbursement of certain federal taxes of Mr. Perez de la Mesa resulting from Mr. Perez de la Mesa’s exercise of certain stock options granted to him in 1999 and 2000. This tax liability was created by the Company’s revision to Mr. Perez de la Mesa’s original employment agreement prior to Mr. Perez de la Mesa’s commencement of employment with the Company wherein the Company decided to substitute stock options with a $0.01 exercise price for an equal number of restricted shares. While the substantive value of this change is insignificant, the tax consequences resulting from the change were determined to be adverse to Mr. Perez de la Mesa and beneficial to the Company. Since such change in tax consequences was not intended, the Compensation Committee authorized the reimbursement of the net additional tax consequences plus associated interest to Mr. Perez de la Mesa. The amount paid in 2004, which includes a gross-up for the taxes due, was $1,140,219. The Company estimates that it will receive tax deductions resulting in a cash benefit of approximately $510,000 from its more beneficial treatment.

3.

Consists of the following contributions: an additional $5,489 of medical, dental and long-term disability insurance premiums, $7,000 under the Company’s 401(k) plan, and $9,804 under the Company’s nonqualified deferred compensation plan.

4.

Consists of the following contributions: an additional $3,695 of medical, dental and long-term disability insurance premiums, $6,608 under the Company’s 401(k) plan, and $2,723 under the Company’s nonqualified deferred compensation plan.

5.

Consists of the following contributions: an additional $5,489 of medical, dental and long-term disability insurance premiums, $7,000 under the Company’s 401(k) plan, and $2,308 under the Company’s nonqualified deferred compensation plan.

6.

Consists of the following contributions: an additional $5,489 of medical, dental and long-term disability insurance premiums, $6,762 under the Company’s 401(k) plan, and $2,308 under the Company’s nonqualified deferred compensation plan.

7.	Consists of the following contributions: an additional $3,695 of medical, dental and long-term disability insurance premiums and $5,906 under the Company’s 401(k) plan.

        The following table sets forth information with respect to the Named Executive Officers concerning options granted during 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants (1)
	No. of		% of Total			($)
	Shares		Options	($)		Potential Realizable Value at
	Underlying		Granted to	Exercise		Assumed Annual Rates of Stock
	Options		Employees	or Base	Expiration	Price Appreciation
Name	Granted		In 2005	Price	Date	for Option Term
						5%	10%
Manuel J. Perez de la Mesa	60,000	(2)	12.6	31.51	2/14/15	1,188,783	3,012,490
A. David Cook	18,000	(2)	3.8	31.51	2/14/15	356,635	903,747
Mark W. Joslin	22,500	(3)	4.7	31.51	2/14/15	445,793	1,129,684
John M. Murphy	18,000	(2)	3.8	31.51	2/14/15	356,635	903,747
Christopher W. Wilson	9,000	(2)	1.9	31.51	2/14/15	178,317	451,873

_________________

1.	All options will vest immediately upon a change of control of the Company.
2.	Options vest in one-half increments on February 14, 2008 and February 14, 2010.
3.	Options vest on February 14, 2010.

        The following table sets forth information with respect to the Named Executive Officers concerning option exercises during the fiscal year ended December 31, 2005, and unexercised options held as of December 31, 2005.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
AGGREGATE OPTION VALUES AS OF DECEMBER 31, 2005

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at Year End		at Year End
	Shares	($)
	Acquired	Value			($)	($)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Manuel J. Perez de la Mesa	--	--	506,250	568,125	16,948,896	13,227,126
A. David Cook	113,906	3,568,358	62,437	114,000	1,938,283	2,561,046
Mark W. Joslin	--	--	--	45,000	--	368,775
John M. Murphy	55,312	1,860,673	70,407	114,000	2,073,911	2,561,046
Christopher W. Wilson	25,312	784,432	18,983	62,250	706,511	1,433,184

Executive Employment Agreements

        The Company has an employment agreement with Manuel J. Perez de la Mesa, pursuant to which, the Company pays Mr. Perez de la Mesa an annual base salary currently set at $367,500, to be reviewed annually by the Board, and an annual bonus in an amount determined by the Compensation Committee based on achievement of certain specified goals and objectives. Pursuant to the employment agreement, Mr. Perez de la Mesa also receives an allowance for the lease of an automobile of his choice. This vehicle allowance is presently set at $1,200 per month. Upon any termination of Mr. Perez de la Mesa’s employment by the Company other than for cause (as defined in the agreement), Mr. Perez de la Mesa is entitled to receive his base salary for a period of six months thereafter. The agreement also provides that Mr. Perez de la Mesa shall not compete with the Company for two years following the termination of his employment.

        The Company also has employment agreements with the other Named Executive Officers, similar in nature to Mr. Perez de la Mesa’s, except that upon termination by the Company other than for cause (as defined in the agreement), the severance pay is for a period of up to three months and the non-compete is for one year following termination. The annual base salaries for the other Named Executive Officers are currently set at $210,000, $210,000, $210,000, and $180,000 for Messrs. Cook, Joslin, Murphy and Wilson, respectively.

        Neither the Compensation Committee nor Audit Committee Report set forth below shall be deemed incorporated by reference byany general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under theExchange Act, except to the extent that the Company specifically incorporates this information by reference, and neither shall bedeemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF SCP POOL CORPORATION

        The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, administers all Company stock plans and reviews and makes recommendations to the Board regarding compensation and benefits of executive officers and certain other key employees of the Company. After consideration of the Compensation Committee’s recommendations, the entire Board reviews and approves the salaries, bonuses and benefit programs for the Company’s executive officers and certain other key employees. The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist it.

Compensation Philosophy

        The compensation philosophy of the Company is to link executive compensation to continuous improvements in corporate performance and increases in stockholder value. This philosophy applies to all employees, with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases. The goals of the Company’s executive compensation program are as follows:

•	to establish pay levels that are necessary to retain and attract highly qualified executives in light of the overall competitiveness of the market for high quality executive talent;

•	to recognize superior individual performance, new responsibilities and new positions within the Company;

•	to balance short-term and long-term compensation to complement the Company’s annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives;

•	to provide variable compensation opportunities based on the Company’s performance;

•	to encourage stock ownership by executives; and

•	to align executive remuneration with the interests of the stockholders.

Compensation Program Components

        The Compensation Committee regularly reviews the Company’s executive compensation program to ensure that pay levels and incentive opportunities are competitive with similar positions in the market and reflect the performance of the Company. Each element of the compensation program for executive officers is further explained below.

Base Salary. The base salary levels for all executive officers are set based upon the officer’s level of responsibility, experience, past performance and the competitive market for executive talent.

Annual Incentive Bonus. The annual cash bonuses paid to the executive officers are paid according to formulas that are based almost entirely on objective performance criteria with a small component being discretionary. The objective performance measures used to calculate the bonus of Mr. Perez de la Mesa for 2005 were earnings per share, return on total assets, cash flow from operations and organizational development. The objective portion of the bonuses of the other executive officers was based upon earnings per share and various other performance measures pertinent to the officer’s area of responsibility. The Company utilizes annual bonuses to focus corporate behavior on the achievement of goals for growth, financial performance and other specific annual objectives.

Stock Options. The Compensation Committee believes that the Company can closely align executive interests with the longer term interests of stockholders by encouraging equity participation in the Company. The Compensation Committee believes stock option awards promote the Company’s long-term performance goals and further executive retention. All management level employees are eligible to receive stock options. The individual option grant levels for all of the executive officers for 2005 were based upon the Company’s performance and relative shareholder return, the value of similar incentive awards to executive officers at comparable companies, the awards given to each executive officer in past years, and each respective officer’s level of responsibility. The stock options awarded to executive officers accounted for approximately 27% of the total number of stock options awarded in 2005.

Strategic Plan Incentive Program. In 2006, the Compensation Committee approved the implementation of the Strategic Plan Incentive for the Company’s senior officers and general managers. The purpose of the Strategic Plan Incentive is to promote the interests of the Company and its stockholders by providing senior management with an additional incentive upon achievement of specified business and earnings objectives related to the Company’s strategic plans for internal growth.

Under the terms of the Strategic Plan Incentive, each senior officer and general manager is eligible to earn an incentive in an amount equal to up to 200% of their base salary based on the Company’s organic growth of earnings per share over a three year period. This incentive will be fully effective in the 2008 period with the Company’s 2005 earnings objective as the baseline. For the initial two years of the Strategic Plan Incentive (2006 and 2007), the Company’s 2005 earnings objective shall serve as the baseline with the participants eligible to earn up to one-third of the total plan incentive in 2006, and two-thirds of the total plan incentive in 2007. The stockholders are being asked to approve this Plan at the Meeting.

Employee Stock Purchase Plan. Our employees can also acquire Company stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. This plan allows participants to buy up to $25,000 of Company stock per year at a 15% discount to the market price (subject to certain limitations), with the objective of allowing employees to profit when the value of the Company’s stock increases over time.

Retirement and Savings Plans. The Company’s 401(k) Plan provides a discretionary Company matching contribution, subject to certain limitations, of 50% of a participant’s deferrals of up to 8% of the lesser of (i) such participant’s salary and bonus or (ii) the Internal Revenue Code Section 401(a)(17) dollar limit for the applicable year. The Company also previously provided a profit-sharing plan whereby, at the discretion of the Board of Directors, a profit-sharing contribution could be made annually to all eligible employees. In February, 2005, the Company’s Board of Directors eliminated the profit-sharing plan and increased the discretionary Company matching contribution under the 401(k) Plan to the level described above. The POOLCORP Deferred Compensation Plan, which allows certain employees who occupy certain key management positions to defer salary and bonus, provides a matching contribution similar to that provided under the 401(k) Plan to the extent that a participant’s contributions to the 401(k) Plan are limited by IRS non-discrimination limitations. The total Company matching contribution provided to a participant under the 401(k) Plan and the POOLCORP Deferred Compensation Plan combined for any one year shall not exceed 4% of a participant’s salary and bonus.

Setting Executive Compensation

        In setting the annual compensation for each executive officer, the Compensation Committee reviews executive compensation information of comparable companies derived from publicly available information. The Compensation Committee further reviews the executive officer compensation levels for internal pay equity within the Company. The Compensation Committee also reviews with tally sheets the total remuneration that each executive officer could potentially receive if certain events occur, including a change in control, retirement, termination (for cause and without), and continuation of employment. Total remuneration includes total cash compensation, the future value of stock options and restricted stock and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits. From time to time, the Compensation Committee engages an outside compensation consultant to provide an independent analysis of the Company’s executive compensation program.

        Stock options granted to executive officers shall, subject to certain limitations, (1) immediately vest and become fully exercisable upon a change of control, death or disability; (2) remain exercisable and continue to vest in accordance with their original schedule upon retirement (which is defined as attainment of the age of 55 years or more and continuous service to the Company for a period of at least ten years); (3) be immediately forfeited, whether or not then exercisable, upon termination for cause; and (4) remain exercisable and, subject to Company discretion, continue to vest in accordance with their original schedule upon termination without cause. Restricted stock granted to executive officers shall, subject to certain limitations, (1) fully vest upon a change of control, death, or disability; (2) continue to vest in accordance with the original vesting schedule upon retirement; and (3) be immediately forfeited upon termination for any other reason, whether voluntary or involuntary. Upon termination other than for cause, Mr. Perez de la Mesa is entitled to receive his base salary for a period of six months thereafter and the other executive officers are entitled to receive their respective base salary for a period of up to three months. Executive officers are not entitled to any additional compensation, perquisites or other personal benefits upon a change in control, retirement or termination.

        Based on this review, the Compensation Committee finds total compensation for all executive officers (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and consistent with the market, and not excessive.

Certain Tax Considerations

        Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company’s chief executive officer or any of the four other most highly compensated officers. Performance-based compensation that meets certain requirements under Section 162(m) is not subject to the deduction limitation. The Company’s policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting the Company’s ability to attract and retain qualified executives. The Compensation Committee has not adopted a policy that all compensation must be deductible.

        Management believes that the only executive compensation that presently meets the performance-based compensation requirements under Section 162(m) is stock options awarded under the Company’s 2002 Long-Term Incentive Plan (“2002 LTIP”). While the stock options granted under the 2002 LTIP were designed to qualify as deductible compensation, the Compensation Committee believes that it is not in the stockholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

Summary

        After its review of all existing programs, the Compensation Committee believes that the total compensation program for executives of the Company is focused on increasing value for stockholders and enhancing corporate performance. The Compensation Committee currently believes that a significant portion of compensation of executive officers is properly tied to stock appreciation in the Company’s stock through stock options and restricted stock grants. The Compensation Committee believes that executive compensation levels at the Company are extremely competitive with the compensation programs provided by other corporations with which the Company competes for executive talent.

COMPENSATION COMMITTEE

Andrew W. Code, Chairman
George T. Haymaker, Jr.
Robert C. Sledd

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, none of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the board of directors or compensation committee of any entity whose executive officers served as a director or member of the Board or Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF SCP POOL CORPORATION

        The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal controls over financial reporting.

        In this context, the Audit Committee has met and held discussions with management and the Company’s internal and independent auditors. Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and management, including the matters in the written disclosures provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

        The Audit Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has determined that the rendering of all non-audit services performed by the Company’s independent auditors during the years ended December 31, 2005 and 2004 did not impair the auditor’s independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Committee has also approved, subject to stockholder ratification, the selection of the Company’s independent auditors for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE

John E. Stokely, Chairman
James J. Gaffney
Harlan F. Seymour
Robert C. Sledd

PERFORMANCE GRAPH

        The graph below compares the total stockholder return on the Company’s Common Stock for the last five fiscal years with the total return on the Nasdaq US Index and the S&P MidCap 400 Index for the same period, in each case assuming the investment of $100 on December 31, 2000 and the reinvestment of all dividends. In previous years, the Company has used the S&P SmallCap 600 Index for comparison. Given the Company’s growth in market capitalization, the Company changed to the S&P MidCap 400 Index, as the Company believes the S&P MidCap 400 Index includes companies with more comparable capitalization. The graph contains comparison data for the S&P SmallCap 600 Index as required when a company changes indices. Additionally, the Company has chosen the S&P MidCap 400 Index for comparison, as opposed to an industry index because the Company does not believe that it can reasonably identify a peer group or a published industry or line-of-business index that contains companies in a similar line of business.

		INDEXED RETURNS
		Years Ending
	Base
	Period
Company / Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
SCP Pool Corporation	100	136.96	145.70	244.59	360.67	424.76
S&P MidCap 400 Index	100	99.40	84.97	115.24	134.23	151.08
S&P SmallCap 600 Index	100	106.54	90.95	126.23	154.82	166.71
Nasdaq US Index	100	79.32	54.84	81.99	89.22	91.12

_________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In October 1999, the Company entered into a lease agreement with S&C Development, L.L.C., for a service center in Mandeville, Louisiana.  The sole member of S&C Development, L.L.C., is A. David Cook, a Company executive officer.  The seven year lease term commenced on January 1, 2000, and provides for rental payments of $6,510 per month. In January 2002, the Company entered into a lease agreement with S&C Development, L.L.C., for additional warehouse space adjacent to the Mandeville service center.  The five year lease term commenced on February 4, 2002, and provides for rental payments of $4,123 per month.  The total $10,633 monthly lease payment is for both facilities consisting of 21,100 square feet.

        In January 2001, the Company entered into a lease agreement with S&C Development, L.L.C., for a service center in Oklahoma City, Oklahoma.  The ten year lease term commenced on November 10, 2001, and provides for rental payments of $12,745 per month for the 25,000 square foot facility.

        The Company believes the leases discussed above reflect fair market rates and terms that are as favorable to the Company as could be obtained with unrelated third parties. In February 2002, the Board determined that the Company will no longer enter into additional leases or material transactions with related parties.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons owning more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of the Company’s Common Stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished, management believes that the directors, executive officers and greater than 10% stockholders timely complied with these requirements with the exception of one Form 3 and one Form 4 reporting an option grant to Ms. Jennifer M. Neil and one Form 5 reporting Mr. Stephen C. Nelson’s acquisition of an indirect beneficial ownership of Company stock through a trust.

PROPOSAL TO APPROVE THE STRATEGIC PLAN
INCENTIVE PLAN OF SCP POOL CORPORATION
(Proposal 2)

General

        In February 2006, the Compensation Committee of the Board of Directors approved the implementation of the Strategic Plan Incentive for the Company’s senior officers and general managers. The purpose of the Strategic Plan Incentive is to promote the interests of the Company and its stockholders by providing senior management with a cash incentive upon achievement of specified business objectives related to the Company’s strategic plans for internal growth. The Strategic Plan Incentive Plan (the “Plan”) is a cash-based, pay-for-performance incentive program that effectively links the Company’s long-term financial performance with the total cash compensation paid to senior management. The Plan serves to complement the Company’s annual incentive program and the longer-term value creation incentive provided by stock options.

        To ensure that the compensation paid through the Plan is fully tax-deductible and qualifies under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) as “performance-based compensation,” the material terms of the Plan, including the employees eligible to receive compensation under the plan, a description of the business criteria on which the performance goal is based and the maximum amount of compensation that could be paid to any employee under the Plan, must be approved by the stockholders.

        If the stockholders do not approve the Plan at the Meeting, the Company will terminate the Plan and will not pay any awards under the Plan. However, the Compensation Committee expects to make incentive payments to the senior officers and general managers even if the Plan is not approved. The difference is that the Company will lose a portion of the tax deductibility that would have otherwise been available to it. The Compensation Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m) of the Code. If the Company cannot deduct incentive payments from its taxes, it will increase the overall cost of these incentive payouts to the Company.

        The full text of the Plan appears in Appendix E. The principal features are summarized below and should be reviewed along with the information in the text of the Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required to approve the Plan.

Terms of the Plan

        Participation. All officers with the title of Vice President or above, who are referred to as “senior officers,” and all general managers participate in the Plan. Currently, the Company has 7 senior officers and 7 general managers.

        Incentive Awards. The Plan is based on the Company realizing internal earnings per share growth at a compounded annual rate over a three-year period of over 20%. The maximum opportunity of 200% of base salary for senior officers is realized at a 30% compounded annual growth rate in earnings per share over a three-year period. The incentive opportunity for general managers is also 200% of base salary based on annual earnings per share growth of over 20% to 30% during a performance period, but each general manager’s award shall be reduced by 50% if the compounded annual growth rate of his respective division operating profit during the performance period does not exceed 20%. The payout amount will be pro-rated such that for every incremental increase in the compounded annual growth rate of earnings per share over 20% to 30%, the participants will receive a pro rata portion of the maximum award. The earnings per share and divisional operating income for the year prior to the beginning of a performance period serve as the baseline for measuring growth.

        For the initial phase-in of the Plan, participants will be eligible to earn up to one-third of the maximum award for 2006 growth and up to two-thirds of the maximum award for 2006 through 2007. Thereafter, all awards will be based on a three-year performance period. The maximum incentive award that a participant may be paid under the Plan per year is $1,000,000.

        No participant will be entitled to be paid an incentive award under the Plan unless the participant is employed by the Company on the last day of the performance period. The Committee may choose to make exceptions in the case of retirement, death or disability. Payments of awards will be made by the February 28 following the end of the performance period.

        Under the Plan, the Compensation Committee has discretion to reduce, but not to increase, an individual’s incentive payout. The Plan specifies the events or changes that will result in adjustments to the calculation of the Company’s net income and a division’s operating income. The Committee may also specify, within the first 90 days of a performance period, other events or changes that will result in adjustments for that period.

Income Tax Consequences

        As described above, the Company intends incentives granted under the Plan to qualify as “performance-based compensation” under Section 162(m). By doing so, the Company preserves its federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company’s five most highly compensated executive officers.

Administration

        The Compensation Committee, which is made up solely of “outside directors,” as defined in regulations under Section 162(m), will have full power to administer the Plan. Its powers include the power to adopt rules and regulations relating to the Plan, to interpret the Plan and to make all determinations, including the setting of performance targets and the certifying of performance results, necessary for compliance with Section 162(m).

Plan Amendments

        The Committee, as well as the full Board of Directors, may amend or terminate the Plan. Stockholder approval of amendments is required only if necessary under Section 162(m). The Plan will be presented to stockholders for re-approval at least every five years.

New Plan Benefits

        The following table provides information on the amounts that would have been paid to the named persons and groups if the Plan had been in effect for the three-year performance period ended December 31, 2005, based upon earnings per share growth and divisional operating income growth for that period and salary levels on that date.

New Plan Benefits
Under the
Strategic Plan Incentive Plan

Name and Position	Plan Payout Amount(1)
Manuel J. Perez de la Mesa	$195,299
President and Chief Executive Officer

A. David Cook	111,599
Vice President

Mark W. Joslin	111,599
Vice President and Chief Financial Officer

John M. Murphy	111,599
Vice President

Christopher W. Wilson	94,860
Vice President

Executive Officer Group(2)	803,516

Non-Executive Officer Director Group	--

Non-Executive Officer Employee Group(2)	395,711

_________________

(1)

If the payouts would have been based upon shorter performance periods, as will be the case with the initial phase-in of the Plan, there would have been no payouts for the initial one-year phase-in performance period. Based upon a two-year phase in performance period the payouts would have been $56,566 for Mr. Perez de la Mesa, $32,234 for Messrs. Cook, Joslin and Murphy, $27,475 for Mr. Wilson, $232,730 for the Executive Officer Group and $92,229 for the Non-Executive Officer Employee Group.

(2)	Assumes that 2 additional senior officers and 7 non-officer employees participate in the Plan.

EQUITY COMPENSATION PLAN INFORMATION

        For a complete description of the Company’s equity compensation plans, see Note 12 to the Company’s 2005 Annual Report on Form 10-K, which is incorporated herein by reference.

        The following table provides information about shares of Common Stock that may be issued upon the exercise of options under all of the Company’s existing equity compensation plans as of December 31, 2005.

Number of shares of
	Number of shares of		Common Stock remaining
	Common Stock to be	Weighted-average	available for future
	issued upon exercise	exercise price of	issuance under equity
Plan Category	of outstanding options	outstanding options ($)	compensation plans(1)
Equity compensation plans approved by stockholders	6,796,687	10.46	943,236
Equity compensation plans not approved to stockholders	--	--	--

TOTAL	6,796,687	10.46	943,246

_________________

(1)	Includes 57,600 shares that may be issued as restricted stock under the 2002 Long-Term Incentive Plan.

The Board of Directors unanimously recommends that the Company’s stockholders vote “FOR” the proposal to approve the Strategic Plan Incentive Plan of SCP Pool Corporation.

PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT AUDITORS
(Proposal 3)

        The Audit Committee has approved the retention of Ernst & Young LLP (“E&Y”) as the Company’s independent auditors for the fiscal year ending December 31, 2006, and recommends the ratification of such retention by the stockholders. If the stockholders do not ratify the selection of E&Y, the Audit Committee will reconsider the selection.

        Representatives of E&Y are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for ratification of the retention of E&Y as the Company’s independent auditors.

Audit Fees

        The following table presents fees for professional audit services rendered by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services rendered by E&Y.

	2005	2004
Audit Fees(1)	$530,000	$595,500
Audit Related Fees(2)	25,100	38,315
Tax Fees(3)	42,992	143,095
All Other Fees(4)	1,500	--

Total	$599,592	$776,910

_________________

1.

Audit services consisted of the audit of the financial statements included in the Company’s Annual Report on Form 10-K, the audit of management’s assessment of the Company’s internal control over financial reporting and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. The 2004 audit fees have been revised to include $22,500 of audit services that were invoiced and paid subsequent to the date of the Company’s 2005 Definitive Proxy Statement.

2.	Audit Related services included due diligence for acquisitions and divestitures and employee benefit plan audits.

3.	Tax services provided included assistance with tax compliance and the review of tax returns, tax consultation, and planning services and assistance in connection with tax audits.

4.	Other fees were for access to a research database.

_________________

        The Audit Committee preapproves all audit and permissible non-audit services prior to commencement of any such services. Mr. Stokely, Audit Committee Chairman, has the delegated authority to preapprove such services and these preapproval decisions are presented to the full Audit Committee at the next scheduled meeting. During fiscal years 2005 and 2004, the Audit Committee and/or the Audit Committee Chairman preapproved 100% of the services performed by E&Y. A copy of the Company’s Procedure for Pre-approval of Services by the Company’s Independent Audit Firm is attached hereto as Appendix D.

        The Audit Committee has determined that the rendering of all non-audit services performed by E&Y during the years ended December 31, 2005 and 2004 did not impair the auditor’s independence.

The Board of Directors unanimously recommends that the Company’s stockholders vote “FOR” the ratification of the retention of E&Y as the Company’s independent auditors for fiscal year 2006.

STOCKHOLDER PROPOSALS AND BOARD NOMINATIONS

        In order to be considered for inclusion in the proxy materials related to the Company’s 2007 annual meeting of stockholders, the Company must receive stockholder proposals no later than December 4, 2006. If such proposal is timely received and in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.

        The Company’s By-laws, as amended, also require that any stockholder who desires to nominate a director or present a proposal before the 2007 annual meeting must notify the Secretary of the Company no earlier than July 7, 2006 and no later than December 4, 2006.

By Order of the Board of Directors,

/s/ Jennifer M. Neil

Jennifer M. Neil, Secretary

Covington, Louisiana
April 3, 2006

APPENDIX A

SCP POOL CORPORATION

AUDIT COMMITTEE CHARTER

Adopted: February 11, 2003
Reaffirmed: November 2, 2005

Purpose

The Audit Committee assists the Board in monitoring (1) management’s process for ensuring the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) management’s process for ensuring the compliance by the Company with legal and regulatory requirements.

The Audit Committee prepares the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three (3) members. The Board shall appoint the members of the Audit Committee upon recommendation by the Nominating and Corporate Governance Committee. The Board may remove any Committee member from service for any reason in its discretion, including but not limited to a finding that the director is no longer independent. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ, the United States securities laws, and the rules and regulations of the Commission. At least one (1) member of the Audit Committee shall be a financial expert as defined by the Commission and NASDAQ. Each member must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement at the time of their appointment.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

    1.         Financial Statement and Disclosure Matters

A.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

B.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

C.	Quarterly and annually, discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

D.	Review and discuss the annual report from the independent auditor regarding:

(a)	All critical accounting policies and practices to be used;

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

E.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

F.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

G.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

H.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 90 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

I.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO, during their certification process for the Form 10-K and Form 10-Q, about any significant deficiencies in the design or operation of internal controls for financial reporting or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

J.	At least annually, review with management, legal counsel, and the director of internal audit the effectiveness of the Company’s disclosure controls and procedures.

K.	Review and approve the disclosures in each Form 10-K regarding management’s annual internal control report and the related attestation report prepared by the Company’s independent auditor, once the applicable rules become effective.

L.	Establish procedures for resolving disagreements between management and the independent auditor regarding financial reporting.

    2.        Oversight of the Company’s Relationship with the Independent Auditor

A.	Annually, review and evaluate the lead partner of the independent auditor team.

B.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company, and (e) the independent auditor’s registration with the Public Company Accounting Oversight Board (once the Board begins accepting registrations). Review the annual written disclosure regarding the independent auditor’s independence required by Independence Standards Board Standard No. 1. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

C.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

D.	Require that the independent auditor review and discuss with the audit committee any matters with which they consulted their national office.

E.	Meet with the independent auditor in a timely manner to discuss the planning and staffing of the audit.

F.	Confirm that the Company’s CEO, CFO, CAO, Controller or equivalent officer, if formerly a partner of or employed by the independent auditor, did not participate in any capacity in the audit of the Company during the one year preceding the date of the initiation of the current audit.

    3.         Oversight of the Company’s Internal Audit Function

A.	Review the appointment and replacement of the senior internal auditing executive, as needed.

B.	Quarterly, review the significant reports to management prepared by the internal auditing department and management’s responses.

C.	Annually, discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

    4.         Compliance Oversight Responsibilities

A.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

B.	Obtain reports from management that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

C.	Establish written procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, no later than as required by law or NASDAQ.

D.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

E.	Discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

F.	Review and approve all “related party transactions” of the type that would be required to be disclosed in the Company’s annual proxy statement, regardless of size, and as may otherwise be required by NASDAQ.

G.	Prepare the Audit Committee Report required by the Commission to be included in the Company’s annual proxy statement and review the disclosure in the proxy statement regarding the independence of the Audit Committee members and the presence of a financial expert on the Audit Committee.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Management is also responsible for maintaining (i) an appropriate system of internal controls and procedures for financial reporting and (ii) an appropriate system of disclosure controls and procedures, in compliance with applicable law.

APPENDIX B

SCP POOL CORPORATION

COMPENSATION COMMITTEE CHARTER

Adopted: February 11, 2003
Reaffirmed: February 8, 2006

Purpose

The Compensation Committee (the “Committee”) of the Board of Director reviews and makes recommendations to the Board regarding compensations and benefits of executive officers and key employees of the Company. The Committee shall prepare an annual report on executive compensation for inclusion in the Company’s Proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Composition

The Committee shall be composed of not less than three (3) independent Directors. Each member shall be an outside director, independent of management, consistent with applicable rules and regulations of the SEC. The Members of the Committee shall be elected annually at the meeting of the Board of Directors, immediately following the shareholders meeting or as necessary to fill vacancies in the interim. The Chairman is elected by the Board or by the majority vote of the members.

Specific Duties and Responsibilities

The general responsibilities of the Committee are oversight of executive compensation for the President, and the Executive Officers and other key employees, communications with the full board, and communications with shareholders through the proxy statement.

Director Compensation and Equity-based Plans

The Committee shall make recommendations to the Board with respect to the compensation of directors and incentive-compensation plans and equity-based plans for all employees.

Stock Plan Administration

The Committee shall have full and final authority in connection with the administration of all plans of the Company under which common shares or other equity securities of the Company may be issued. In furtherance of the foregoing, the Committee shall, in its sole discretion, grant options and make awards of shares under the Company’s stock plans.

Chief Executive Officer (“CEO”) Compensation and Goals

The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the CEO in past years.

Approval of CEO and Executive Officer Compensation

The Committee shall annually review and approve for the CEO and the executive officers of the Company: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment

B-1

agreements, severance arrangements, and change in control agreement/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

Delegation

The Compensation Committee may form and delegate authority to subcommittees when appropriate, provided any action taken by a subcommittee is subsequently reported to the Committee and ratified. The Committee may also delegate to the CEO the authority to grant options and make awards of shares under the Company’s stock plans under conditions established by the Committee.

Engaging Consultants

The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Miscellaneous

All other duties as delegated by the Board of Directors.

Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Meetings

The Committee shall have at least one (1) regularly scheduled meeting but will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or the CEO of the Company. The Corporate Secretary will maintain one set of all Committee minutes and presentations to be filed as Corporate record and will be provided a set of all Committee correspondence. All meetings of the Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

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APPENDIX C

SCP POOL CORPORATION

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE CHARTER

Adopted: February 11, 2003
Reaffirmed: November 2, 2005

Organization and Member Qualifications

The nominating and corporate governance committee shall be comprised of at least three directors appointed by the Board, each of whom shall comply with the independence and other member qualification requirements of the Nasdaq Stock Market, Inc. and all legal requirements.

Committee Purpose and Authority

The nominating and corporate governance committee’s primary purpose is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of shareholders and recommending to the Board a set of corporate governance principles applicable to the Company. The committee shall recruit, screen, interview and select prospective candidates for Board membership as necessary to fill vacancies or to meet the needs of the Board. The committee also provides assistance to the Board in the areas of committee member selection, evaluation of the overall effectiveness of the Board and committees of the Board, and review and consideration of corporate governance practices.

The committee shall have the sole authority to recommend to the Board candidates for Board membership, unless such authority belongs to a third party under the terms of the Company’s Articles of Incorporation, By-laws or any shareholder agreement that allocates the right to nominate directors to a third party.

Responsibilities

In meeting its responsibilities, the nominating committee will:

Nomination of Directors

•	Evaluate and identify:

•	nominees to fill vacancies on the Board that occur in between meetings of the shareholders; and

•	prior to each annual meeting of shareholders, a slate of nominees to be presented for shareholder approval at the annual meeting.

•	Consider nominees recommended by shareholders of record who comply with the shareholder nomination procedures established in the By-laws.

•	Evaluate the qualifications and performance of each incumbent director prior to the end of his or her term and determine whether to nominate him or her for re-election to the Board.

•	Review the Board’s committee structure no less than annually and recommend to the Board for its approval the directors to serve as members of each Board committee, keeping in mind the committee independence requirements of the Nasdaq Stock Market, Inc. and all legal requirements.

•	Evaluate no less than annually the appropriateness of the composition and size of the Board of Directors. In carrying out this responsibility, the committee shall consider:

•	the director independence requirements of the Nasdaq Stock Market, Inc. and all legal requirements;

•	the collective educational and business experience of the members of the Board;

•	the long-term interests of the Company's shareholders; and

•	any other criteria deemed relevant by the committee.

•	Determine whether at least one member of the Company’s audit committee is a “financial expert,” as that term is defined by the SEC in rulemaking under Section 407 of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market, Inc. If no member of the audit committee meets the “financial-expert” qualifications, the committee should identify one or more candidates for nomination who meet the qualifications, no later than may be required by such rulemaking.

Evaluations of the Board of Directors and Committees of the Board

•	Evaluate and make recommendations to the full Board regarding the number and accountability of committees of the Board.

•	No less than annually, solicit input from the full Board and conduct a review of the effectiveness of the operation of the Board and Board committees.

Corporate Governance

•	Develop and recommend to the full Board for its approval a set of corporate governance principles. Review the principles no less than annually for the purposes of:

•	determining whether the principles are being effectively adhered to and implemented;

•	ensuring that the principles are appropriate for the Company and comply with applicable laws, regulations, and Nasdaq listing standards; and

•	recommending any desirable changes in the principles to the full Board.

Director Orientation and Continuing Education

•	Develop (i) an orientation program for new directors, including meetings with senior management and visits to Company facilities and (ii) a director continuing education program that comply with the director education requirements of the Nasdaq Stock Market, Inc. and all legal requirements.

•	Monitor the continuing education needs of directors with respect to the Company’s business, financial statements, corporate governance policies and other appropriate subjects and recommend action to the Board, individual directors and management when appropriate.

Regulatory and Other Requirements

•	Monitor services unrelated to Board membership provided by non-employee directors to the Company and its subsidiaries.

•	Prior to publication, review and approve the “election of directors” section of the Company’s proxy statement.

•	Review the committee’s charter annually and recommend proposed changes to the Board if necessary or advisable.

•	Carry out such other duties and responsibilities as may be assigned to the committee from time to time by the Board and/or the Chairman of the Board.

Process

The nominating and corporate governance committee shall meet at least once annually and more frequently if the committee deems it to be appropriate. The committee shall make regular reports of its activities to the Board. When discussing candidates for nomination, the committee shall meet in executive session.

The committee may delegate authority to one or more members when appropriate, provided that decisions made pursuant to such delegated authority shall be presented to the full committee at its next scheduled meeting.

The committee shall be empowered to retain independent legal counsel, accountants or other advisors, and the Company shall provide for appropriate funding for such advisors. The committee shall have the sole authority to retain and terminate any consulting firm used to identify director candidates.

APPENDIX D

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

SCP POOL CORPORATION

Procedures for Pre-Approval of Services by the Company’s Independent Audit Firm

        All services provided to the Company (including any of its subsidiaries) by the Company’s independent audit firm must be pre-approved in the manner described herein.

        1.        Audit Services. The Company’s audit committee will, on an annual basis, retain an independent audit firm and pre-approve the scope of all audit services in compliance with applicable law. Unless the audit committee otherwise determines, on an annual basis the committee will also pre-approve the performance by the independent audit firm of the following services related to its audit: reviews of the Company’s condensed financial statements included in the Company’s Form 10-Qs as required by SEC regulations; review and comment on the Company’s Form 10-Q and Form 10-K filings and earnings press releases; audit of any Company benefit plan or retirement plan required to be separately audited; and regulatory audits of the Company’s subsidiaries (including, but not limited to, its foreign subsidiaries).

        The Chair of the audit committee or the full audit committee must pre-approve (i) the independent audit firm’s review of registration statements containing the firm’s audit report or into which such report is incorporated by reference and the provision of a consent related thereto and (ii) the preparation and delivery of comfort letters in connection with securities offerings. Any pre-approvals by the Chair under this paragraph must be disclosed to the full audit committee at its next meeting.

          2.        Non-Audit Services.

                 (a)        The independent audit firm is prohibited from providing any non-audit services unless such service (i) is permitted under all applicable laws and regulations and (ii) is pre-approved as provided below.

                All non-audit services must be pre-approved as follows:

(1)	Once the Company’s Chief Financial Officer and the independent audit firm determine that a project is appropriate and permissible, the independent audit firm will send a draft engagement letter to the CFO.

(2)	The CFO may either

(A)	submit the project for pre-approval by the Chair of the audit committee or

(B)	submit the project for the pre-approval by the full audit committee, either at its next regularly scheduled meeting, at a special meeting, or by unanimous written consent.

Following any pre-approval under this paragraph, the CFO will be responsible for (i) documenting the pre-approval, (ii) arranging for the execution of the related engagement letter and its delivery to the independent audit firm and (iii) keeping copies of the foregoing documents together with the proceedings of the audit committee.

                (b)        At each regularly scheduled meeting of the audit committee, the CFO will advise the committee of (i) the scope and anticipated cost of all projects pre-approved by the Chair since the last meeting and (ii) the cost of all services provided under paragraph (B) above. At each such meeting, the CFO also will provide the audit

D-1

committee with a projection for the current fiscal year of the estimated fees to be paid by the Company for each service or group of services provided or to be provided by the independent audit firm.

                 (c)        The Company will publicly disclose all pre-approvals of non-audit services by its independent audit firm as required by applicable law.

**********

          Approved by the Audit Committee:   May 5, 2003.

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APPENDIX E

STRATEGIC PLAN INCENTIVE PLAN OF SCP POOL CORPORATION

ARTICLE I
PURPOSE OF PLAN

        Section 1.1     The purpose of the Strategic Plan Incentive Plan of SCP Pool Corporation (the “Plan”) is to provide senior officers and general managers with an additional incentive to be earned upon the achievement of specified earnings objectives related to the strategic plan for the internal growth of SCP Pool Corporation (the “Company”). The Plan is a cash-based, pay-for-performance incentive program that effectively links the Company’s long-term financial performance with the total cash compensation paid to senior management. The Plan serves to complement the Company’s annual incentive program and the longer-term value creation incentive provided by stock options. Under the terms of the Plan, discussed below, each senior officer and general manager is eligible to earn an incentive in an amount equal to up to 200% of their base salary based on the Company’s organic growth of earnings per share over a three year period. The incentive will be fully effective in the 2008 period with the Company’s 2005 earnings objective serving as the baseline. For the initial two years of the Plan (2006 and 2007), the Company’s 2005 earnings objective shall serve as the baseline with the participants eligible to earn up to one-third of the total plan incentive in 2006, and two-thirds of the total plan incentive in 2007. The Plan is designed to ensure that payments hereunder to executive officers of the Company are deductible for federal income tax purposes without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (“Section 162(m)”). The Plan is subject to stockholder approval.

ARTICLE II
ADMINISTRATION OF THE PLAN

        Section 2.1     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), which shall be made up solely of two or more “outside directors” of the Company, as such term is defined in Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Section 162(m).

        Section 2.2     Subject to the express provisions and limitations set forth in the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(a) To prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(b) To determine which persons are eligible to be paid incentives and to which of such participants, if any, incentives hereunder are actually paid;

(c) To verify the Company’s EPS, as defined herein, and divisional operating profit and the extent to which the Company has satisfied any other performance goals or other conditions applicable to the payment of incentives under the Plan;

(d) To prescribe and amend the terms of any agreements or other documents under the Plan (which need not be identical);

(e) To determine whether, and the extent to which, adjustments are required pursuant to Section 5;

(f) To interpret and construe the Plan, any rules and regulations under the Plan, and the terms and conditions of any incentive opportunities provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(g) To make all other determinations deemed necessary or advisable for the administration of the Plan.

ARTICLE III
ELIGIBILITY FOR PARTICIPATION

        Section 3.1     The Committee shall, on an annual basis, designate the senior officers and general managers of the Company who shall participate in the Plan for the performance period beginning in that year.

ARTICLE IV
PERFORMANCE CRITERIA

        Section 4.1     Plan participants shall be entitled to earn an incentive award (the “Incentive Award”) based upon the Company’s internal earnings per share (“EPS”) growth at a compounded annual growth rate (“CAGR”) greater than 20% during a performance period. Each general manager’s Incentive Award shall be limited to 50% of the calculated Incentive Award if the growth of his respective division operating profit does not exceed 20% during the performance period. The performance periods and maximum payout amounts shall be as follows:

Company Earnings Per Share and
Performance Period	Division Operating Profit Baselines	Maximum Award
Fiscal Year 2006	To be set for each performance period	66.7% of base salary as of the end
	by the Committee	of the performance period

Fiscal Years 2006 and 2007		133.3% of base salary as of the end
of the performance period

Fiscal Years 2006 through 2008 and		200% of base salary as of the end of
future three-year performance		the performance period
periods beginning in 2007 and later
years

        No Incentive Award shall be earned or paid unless the CAGR of the threshold EPS baseline established by the Committee exceeds 20%.

        Section 4.2     A CAGR of EPS over 20% to 30% of the baseline established by the Committee shall result in a pro rata increase in the Incentive Award. Thus, for clarity, for senior officers, EPS growth of 20% shall result in an award of 0% of base salary as of the end of the performance period, EPS growth of 25% shall result in an award of 100% of base salary as of the end of the performance period, EPS growth of 25.4% shall result in an award of 108% of base salary as of the end of the performance period and EPS growth of 30% shall result in an award of 200% of base salary as of the end of the performance period. In the event the CAGR of a general manager’s division operating profit baseline does not exceed 20%, such general manager shall be entitled to only 50% of the calculated Incentive Award.

        Section 4.3     Within the first 90 days of each performance period, the Committee shall establish in writing the EPS and division operating profit baselines for the performance period, as such baselines may be adjusted pursuant to Section 4.4 below.

        Section 4.4     The term “performance period” shall mean the period for which the Incentive Award is payable. For calculation of the Incentive Award, the term “EPS” shall mean the net income per weighted average common share outstanding, assuming dilution, for the performance period. EPS and, to the extent applicable, division operating profit shall in each case be adjusted as necessary to reflect the following: acquisition-related charges; the effects of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; major capital restructuring; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year. EPS and, to the extent applicable, division operating profit shall also be adjusted as necessary to reflect any other events or changes specified in writing by the Committee within the first 90 days of the performance period.

        Section 4.5     (a) An Incentive Award shall be paid to a participant no later than February 28 following the end of the performance period.

                                 (b) All Incentive Awards shall be paid in cash.

                                 (c) Notwithstanding any other provision of the Plan to the contrary, no participant shall be entitled to any payment with respect to any Incentive Awards unless the members of the Committee referred to in
                         Section 2.1 hereof shall have certified the payout amount of the Incentive Awards calculated as provided in Section 4.1 hereof.

ARTICLE V
AMOUNT OF INCENTIVE AWARD

        Section 5.1     The maximum Incentive Award for any Plan participant per year shall be $1,000,000. In its sole discretion, the Committee may also reduce, but may not increase, an individual’s Incentive Award calculated under the formula set forth under this Plan. In determining the amount of any reduced Incentive Award, the Committee reserves the right to apply subjective, discretionary criteria to determine a revised incentive amount.

ARTICLE VI
PAYMENT OF INCENTIVE AWARD

        Section 6.1     The payment of an Incentive Award for a given performance period requires that the Plan participant be on the Company payroll as of the last day of the performance period. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion. No Incentive Award shall be paid unless and until the Committee makes a certification in writing to the extent required under Section 162(m).

ARTICLE VII
AMENDMENT AND TERMINATION

        Section 7.1     The Company reserves the right to amend or terminate this Plan at any time with respect to future services of participants. Plan amendments may be adopted by the Board of Directors or the Committee, and will require stockholder approval only to the extent required to satisfy the conditions for exemption under Section 162(m) or otherwise. The Board and the Committee have the power to amend the EPS and division operating profit percentage targets from those provided herein within the first 90 days of a performance period, and as a result, for purposes of compliance with Section 162(m), this Plan must be approved by the stockholders of the Company every five years.

ARTICLE VIII
TAX WITHHOLDING

        Section 8.1     The Company shall have the right to make all payments or distributions pursuant to the Plan to a participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company shall have the right to withhold from wages or other amounts otherwise payable to such participant such withholding taxes as may be required by law, or to otherwise require the participant to pay such withholding taxes. If the participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations.

ARTICLE IX
NON-ASSIGNABILITY

        Section 9.1     Unless the Committee expressly states otherwise, no participant in the Plan may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any incentive opportunity or amounts determined by the Committee to be payable under the Plan, until such amounts (if any) are actually paid.

ARTICLE X
NON-EXCLUSIVITY OF PLAN

        Section 10.1     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

ARTICLE XI
EMPLOYMENT AT WILL

        Section 11.1     Neither the Plan, selection of a person as a participant in the Plan nor the payment of any Incentive Award to any participant under the Plan nor any action by the Board of Directors or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any participant whenever in the sole discretion of the Company its interest may so require.

ARTICLE XII
NO VESTED INTEREST OR RIGHT

        Section 12.1     At no time before the actual payout of an Incentive Award to any participant under the Plan shall any participant accrue any vested interest or right whatsoever under the Plan, and the Company has no obligation to treat participants identically under the Plan.

ARTICLE XIII
GOVERNING LAW

        Section 13.1     The Plan and any agreements and documents hereunder shall be interpreted and construed in accordance with the laws of the State of Louisiana and applicable federal law. The Committee may provide that any dispute concerning the Plan shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

[FRONT SIDE]

SCP POOL CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE NOMINEES LISTED BELOW AND FOR
PROPOSALS 2 AND 3.

Vote	On Directors		For	Withhold	For All	To withhold authority to vote for any
1.	Election of Directors		All	All	Except	nominee, mark "For All Except" and write
	Nominees:		[ ]	[ ]	[ ]	the nominee's number on the line below.
	01) Wilson B. Sexton	05) Manuel J. Perez de la Mesa				________________________________
	02) Andrew W. Code	06) Harlan F. Seymour
	03) James J. Gaffney	07) Robert C. Sledd
	04) George T. Haymaker, Jr.	08) John E. Stokely

Vote	On Proposal	For	Against	Abstain

2.	Approval of the Strategic Plan Incentive Plan.	[ ]	[ ]	[ ]

3.	Ratification of the retention of Ernst & Young LLP as the Company's independent auditors.	[ ]	[ ]	[ ]

4.	In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES
ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING
AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION,
PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER
AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN
PARTNERSHIP NAME BY AUTHORIZED PERSON

______________________________________________________________	_______	_________________________________________________	_______
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

(Please See Reverse Side)

[REVERSE SIDE]

SCP POOL CORPORATION
109 NORTHPARK BOULEVARD
COVINGTON, LOUISIANA 70433-5001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SCP POOL CORPORATION

The undersigned hereby appoints Jennifer M. Neil and A. David Cook, or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of SCP Pool Corporation (the “Company”) held of record by the undersigned on March 13, 2006, at the annual meeting of stockholders to be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, TX 75201, on May 9, 2006, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.